EXHIBIT 99.01

Chegg Reports 2025 Fourth Quarter and Full Year Financial Results

SAN FRANCISCO, Calif., February 9, 2026 /BUSINESS WIRE/ -- Chegg, Inc. (NYSE:CHGG), a global learning company, today reported financial results for the quarter and year ended December 31, 2025.

“We are reinventing Chegg around the $40 billion skilling market, which we believe can drive double-digit growth with strong margins and cash flow in the years to come,” said Dan Rosensweig, CEO & Executive Chairman of Chegg, Inc. “We’ve organized the company into two focused businesses: Chegg Skilling as our growth engine and our legacy Academic Services, which generates free cash flow that strengthens our balance sheet and positions us to end 2026 debt-free with a substantial cash balance.”

Fourth Quarter 2025 Highlights

•Total Net Revenues of $72.7 million, a decrease of 49% year-over-year
•Chegg Skilling Revenues of $17.7 million, an increase of 11% year-over-year
•Gross Margin of 57%
•Non-GAAP Gross Margin of 60%
•Net Loss was $32.8 million
•Non-GAAP Net Loss was $0.7 million
•Adjusted EBITDA was $12.9 million

Full Year 2025 Highlights

•Total Net Revenues of $376.9 million, a decrease of 39% year-over-year
•Chegg Skilling Revenues of $68.7 million, a decrease of 7% year-over-year
•Gross Margin of 60%
•Non-GAAP Gross Margin of 62%
•Net Loss was $103.4 million
•Non-GAAP Net Income was $3.9 million
•Adjusted EBITDA was $68.5 million

For more information about non-GAAP net (loss) income, non-GAAP gross margin and adjusted EBITDA, and a reconciliation of non-GAAP net (loss) income to net loss, gross margin to non-GAAP gross margin and adjusted EBITDA to net loss, see the sections of this press release titled, “Use of Non-GAAP Measures,” “Reconciliation of Net Loss to EBITDA and Adjusted EBITDA,” and “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Business Outlook

First Quarter 2026

•Chegg Skilling Revenues in the range of $17.5 million to $18.0 million
•Total Net Revenues in the range of $60 million to $62 million
•Gross Margin between 57% and 58%
•Adjusted EBITDA in the range of $11 million to $12 million

For more information about the use of forward-looking non-GAAP measures, a reconciliation of forward-looking net loss to EBITDA and adjusted EBITDA for the first quarter 2026, see the below sections of the press release titled “Use of Non-GAAP Measures,” and “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA.”

An updated investor presentation and investor data sheet can be found on Chegg’s Investor Relations website https://investor.chegg.com (such items are not incorporated into any filings Chegg may make with the Securities and Exchange Commission, unless otherwise noted).

Prepared Remarks - Dan Rosensweig, CEO & Executive Chairman Chegg, Inc.

Thank you, Tracey, and thank you everyone for joining Chegg’s fourth quarter 2025 earnings call. This is a period of reinvention at Chegg. We are rebuilding the company focused on the $40 billion skilling market, which we believe will be a double-digit revenue growth business for Chegg with strong margins and cash flow in the years ahead. To achieve this, we have reorganized Chegg around two focused business units: Chegg Skilling, which is now our growth engine, and our legacy academic learning services, which we are managing to generate free cash flow. Together, this structure gives us the financial flexibility to invest and grow opportunities within skilling while creating long-term shareholder value. We are excited about our future and feel confident that this new structure sets us up for success.

We are already seeing positive early signs. In Q4 Chegg Skilling delivered $18 million in revenue, positioning us for double-digit growth for 2026. Our legacy business, Chegg Study, continues to serve more than a million students and, with our new streamlined org structure, is providing meaningful cash flow to fund value creation. As we have expressed, changes in search interfaces continue to impact our traffic. Yet, despite these changes, the quality and accuracy of our services continue to drive high retention rates. We are now focused on optimizing pricing and packaging and testing multiple strategies to extend our operational runway and drive more free cash flow. We have a clear objective - to use that cash to fund new growth opportunities and increase the value for our shareholders.

Given the global demand for workforce skilling has already reached $40 billion, we feel it is a huge opportunity for Chegg, and we are well positioned to serve this market - particularly in AI, language, technical fluency, and durable skills. Our brand is trusted by learners worldwide, and our skills courses are grounded in learning science and data-driven instructional design. Our platform tracks learner progress in real time, delivering predictive nudges and timely interventions that improve engagement, retention, and completion rates. This combination of brand credibility, evidence-based course design, and intelligent learner support consistently leads our channel partners to report stronger outcomes versus our competitors.

To capture the growth opportunity we see ahead, we are expanding our course catalog with high-demand technical, AI, language, and professional skills while simultaneously broadening our global footprint across B2B distribution channels. As part of this strategy, we are excited to announce new partnerships with DHL, GiGroup and Woolf University. Woolf specifically expands how we can serve learners, as they provide accredited degree pathways that allow for acquired skills to count towards recognized credentials. We also have extended key contracts from companies like L’Oreal and PPG. Our goal is to further extend our reach into global enterprise, institutional, and academic markets. Looking ahead to 2026, we plan to onboard additional employer and institutional partners, both directly and through leading marketplaces. We continue to expand the depth and breadth of our curriculum.

To support this opportunity, I am thrilled to announce Karine Allouche is joining our team to run our European language learning and skills operation. Karine brings deep experience in building and scaling enterprise businesses across Microsoft, NetApp, Global English and – most recently – at Coursera, where she led the transformation of their enterprise business. We are thrilled to have her leadership and expertise as we scale our skilling business around the world.

We have made significant progress in the reinvention of Chegg. Our goal is to continue to grow our skilling business by double-digits annually, and over the next couple of years to achieve an adjusted EBITDA margin of at least 20%.

To achieve that, our 2026 priorities are straightforward:

•Accelerate the growth of our skilling business by expanding our offerings and network of partners, domestically and through Europe
•Increase free cash flow to invest in the future growth of skilling
•And strengthen our balance sheet by ending the year with zero debt and a meaningful cash balance.

We are encouraged by the results we are seeing in the skills business and are excited about the path ahead. We successfully transformed our business from a print textbook rental business to an online learning company and now we are transitioning from a D2C business to a B2B skills learning platform. We are excited about the work we have done so far, and we look forward to updating you again next quarter.

With that, I’ll turn it over to David.

Prepared Remarks - David Longo, CFO Chegg, Inc.

Thank you, Dan and good afternoon.

Today, I will be presenting our financial performance for the fourth quarter of 2025, along with the company’s outlook for the first quarter of 2026. We are introducing our new revenue breakout to provide transparency into our Chegg Skilling business. The historical revenue breakout for the past three years can be found on our data sheet on our investor relations website.

We delivered a good fourth quarter. We exceeded our revenue expectations and surpassed the high-end of our adjusted EBITDA guidance by $2 million, reflecting the initial positive impact of our new focus and turnaround efforts. Our strategic shift into the large skilling market positions us for the next phase of long-term, sustainable growth with strong margins. During the quarter, we also took steps to enhance our capital structure, repurchasing $9 million of our 2026 convertible notes at a discount.

In the fourth quarter, we delivered $18 million in Skilling revenue, with double-digit growth, underscoring the significant market opportunity and the momentum we are seeing. Academic Services revenue was $55 million, as we continue to operate that business with a focus on cash generation. As Dan mentioned earlier, we are testing different pricing and packaging strategies to extend its operational runway.

Moving on to expenses, non-GAAP operating expenses were $44.8 million in the quarter, a reduction of $39.8 million, or 47% year-over-year, as we maintain fiscal discipline and continue to benefit from the successful execution of our restructuring activities. Our fourth quarter adjusted EBITDA was $13 million, representing a margin of 18%.

Our adoption of AI, along with our new business structure, has enabled us to significantly lower expenses while preserving our ability to grow. We overhauled our cost structure to improve efficiency and create capacity for reinvestment in Chegg Skilling. We are on track to reduce total non-GAAP expenses to less than $250 million in 2026, a 53% decline from 2024.

Our strategic investments in AI have allowed us to significantly reduce CapEx without compromising quality. Q4 CapEx was $6 million, down 51% year over year. For 2026, we are targeting a further 60% reduction in CapEx, with approximately 90% dedicated to our growing Skilling business.

Free cash flow in the fourth quarter was negative $15 million, which was primarily impacted by $12 million in employee severance payments related to our restructuring activities. In 2026 we expect $18 million in severance-related cash expenditures related to our last two restructurings, with approximately 80% occurring in the first quarter. Despite these items, we expect to generate meaningful free cash flow in 2026.

Looking at the balance sheet, we concluded the quarter with cash and investments of $85 million and a net cash balance of $31 million.

Before I move to guidance, I’d like to quickly address the delisting notice we received from the NYSE. The notice has no immediate impact on our listing status, and we have ample time and multiple avenues available to regain compliance, including a potential reverse stock split. Our primary focus is on strengthening the fundamentals of the business. We believe that executing on our priorities will be the most effective path to restoring compliance and delivering long-term shareholder value.

Looking ahead at Q1 guidance, we expect:

•$17.5 to $18.0 million of revenue from our Chegg Skilling business. We expect double-digit growth for the year and anticipate stronger performance in the second half than in the first, driven by continued investment in the business and the addition of new distribution partners.
•Total revenue between $60 and $62 million;
•Gross margin to be in the range of 57 to 58 percent;
•And adjusted EBITDA between $11 and $12 million.

In 2026, our capital allocation strategy is focused on optimizing free cash flow, strengthening our cash position, and eliminating our debt to create a more flexible and resilient balance sheet. We will also evaluate opportunities to deploy capital through a disciplined approach that supports sustainable growth and generates long-term shareholder value.

In closing, we have taken deliberate actions to strengthen the company for long-term success. We are leaner, more efficient, and poised for double digit revenue growth in our Chegg Skilling business and meaningful free cash flow in 2026. We believe we are turning the corner and are on a clear path toward future growth, profitability, and increased shareholder value.

With that, I will turn the call over to the operator for your questions.

Conference Call and Webcast Information

To access the call, please dial 1-877-407-4018 or outside the U.S. +1-201-689-8471. A live webcast of the call will also be available at https://investor.chegg.com under the Events & Presentations menu. Participants can also access the call using the Call me™ link for instant telephone access to the event, which will be active 15 minutes before the scheduled start time. An audio replay will be available from 7:30 p.m. Eastern Time on February 9, 2026, until 11:59 p.m. Eastern Time on Monday, February 23, 2026, by calling 1-844-512-2921 or outside the U.S. +1-412-317-6671, with Access ID 13758125. An audio archive of the call will also be available at https://investor.chegg.com.

Use of Investor Relations Website for Regulation FD Purposes

Chegg also uses its Investor Relations website, https://www.chegg.com/press, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor https://www.chegg.com/press, in addition to following press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

About Chegg

Chegg is a learning platform helping businesses bring new skills to their workforce and giving lifelong learners and students the skills and confidence to succeed. Focused on the skilling market, which is $40 billion and growing, Chegg offers innovative tools for workplace readiness, professional upskilling, and language learning. Chegg also continues to offer students artificial intelligence (AI)-driven, personalized support. Chegg remains committed to its mission of improving learning outcomes and career opportunities for millions around the world.Chegg is a publicly held company and trades on the NYSE under the symbol CHGG. For more information, visit www.chegg.com.

Media Contact: press@chegg.com
Investor Contact: IR@chegg.com

Use of Non-GAAP Measures

To supplement Chegg’s financial results presented in accordance with generally accepted accounting principles in the United States (GAAP), this press release and the accompanying tables and the related earnings conference call contain non-GAAP financial measures, including adjusted EBITDA, non-GAAP cost of revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net (loss) income, non-GAAP weighted average shares, non-GAAP net (loss) income per share, and free cash flow. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Net Loss to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow,” and “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA.” We have not reconciled 2026 total non-GAAP expenses to total expenses, which is comprised of cost of revenues and total operating expenses, because we do not provide guidance on total expenses or the reconciling items as a result of the uncertainty, timing, and the potential variability of these items. The actual amount of total expenses and such reconciling items will have a significant impact on our 2026 total non-GAAP expenses. Accordingly, a reconciliation of 2026 total non-GAAP expenses to total expenses is not available.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Chegg defines (1) adjusted EBITDA as earnings before interest, taxes, depreciation and amortization or EBITDA, adjusted for share-based compensation expense, other income, net, acquisition-related compensation costs, impairment expense, restructuring charges, content and related assets charge, impairment of lease related assets, impairment of equity investment, and loss contingency; (2) non-GAAP cost of revenues as cost of revenues excluding amortization of intangible assets, share-based compensation expense, acquisition-related compensation costs, restructuring charges, and content and related assets charge, (3) non-GAAP gross profit as gross profit excluding amortization of intangible assets, share-based compensation expense, acquisition-related compensation costs, restructuring charges, and content and related assets charge, (4) non-GAAP gross margin is defined as non-GAAP gross profit divided by net revenues, (5) non-GAAP operating expenses as operating expenses excluding share-based compensation expense, amortization of intangible assets, acquisition-related compensation costs, restructuring charges, impairment expense, impairment of lease related assets, impairment of equity investment and loss contingency; (6) non-GAAP income from operations as loss from operations excluding share-based compensation expense, amortization of intangible assets, acquisition-related compensation costs, restructuring charges, impairment expense, content and related assets charge, impairment of lease related assets, impairment of equity investment, and loss contingency, (7) non-GAAP net (loss) income as net loss excluding share-based compensation expense, amortization of intangible assets, acquisition-related compensation costs, amortization of debt issuance costs, the income tax effect of non-GAAP adjustments, restructuring charges, impairment expense, content and related assets charge, impairment of lease related assets, impairment of equity investment, gain on sale of equity investment, gain on early extinguishment of debt, and loss contingency (8) non-GAAP weighted average shares outstanding as weighted average shares outstanding adjusted for the effect of shares for stock plan activity and shares related to our convertible senior notes, to the extent such shares are not already included in our weighted average shares outstanding; (9) non-GAAP net (loss) income per share is defined as non-GAAP net (loss) income divided by non-GAAP weighted average shares outstanding; and (10) free cash flow as net cash provided by operating activities adjusted for purchases of property and equipment. To the extent additional significant non-recurring items arise in the future, Chegg may consider whether to exclude such items in calculating the non-GAAP financial measures it uses.

Chegg believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Chegg’s performance by excluding items that may not be indicative of Chegg’s core business, operating results or future outlook. Chegg management uses these non-GAAP financial measures in assessing Chegg’s operating results, as well as when planning, forecasting and analyzing future periods and believes that such measures enhance investors’ overall understanding of our current financial performance. These non-GAAP financial measures also facilitate comparisons of Chegg’s performance to prior periods.

As presented in the “Reconciliation of Net Loss to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA,” and “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow,” tables below, each of the non-GAAP financial measures excludes or includes one or more of the following items:

Share-based compensation expense

Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Chegg's control. As a result, management excludes this item from Chegg's internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation expense provide investors with a basis to measure Chegg's core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Amortization of intangible assets

Chegg amortizes intangible assets, including those that contribute to generating revenues, that it acquires in conjunction with acquisitions, which results in non‑cash expenses that may not otherwise have been incurred. Chegg believes excluding the expense associated with intangible assets from non-GAAP measures allows for a more accurate assessment of its ongoing operations and provides investors with a better comparison of period-over-period operating results. No corresponding adjustments have been made related to revenues generated from acquired intangible assets.

Acquisition-related compensation costs

Acquisition-related compensation costs include compensation expense resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions. In most cases, these acquisition-related compensation costs are not factored into management's evaluation of potential acquisitions or Chegg's performance after completion of acquisitions, because they are not related to Chegg's core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related compensation costs from non-GAAP measures provides investors with a basis to compare Chegg’s results against those of other companies without the variability caused by purchase accounting.

Amortization of debt issuance costs

The difference between the effective interest expense and the contractual interest expense are excluded from management's assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Chegg believes that the exclusion of the non-cash interest expense provides investors with a better comparison of period-over-period operating results.

Income tax effect of non-GAAP adjustments

We utilize a non-GAAP effective tax rate for evaluating our operating results, which is based on our current mid-term projections. This non-GAAP tax rate could change for various reasons including, but not limited to, significant changes resulting from tax legislation, changes to our corporate structure and other significant events. Chegg believes that the inclusion of the income tax effect of non-GAAP adjustments provides investors with a better comparison of period-over-period operating results.

Restructuring charges

Restructuring charges represent expenses incurred in conjunction with a reduction in workforce. Chegg believes that it is appropriate to exclude them from non-GAAP financial measures because they are nonrecurring and the result of an event that is not considered a core-operating activity. Chegg believes that it is appropriate to exclude the restructuring charges from non-GAAP financial measures because it provides investors with a better comparison of period-over-period operating results.

Impairment expense

Impairment expense represents the impairment of goodwill, intangible assets, and property and equipment. Chegg believes that it is appropriate to exclude them from non-GAAP financial measures because they are the result of discrete events that are not considered core-operating activities and are not indicative of our ongoing operating performance. Chegg believes that it is appropriate to exclude the impairment expense from non-GAAP financial measures because it provides investors with a better comparison of period-over-period operating results.

Impairment of lease related assets

The impairment of lease related assets represents impairment charge recorded on the ROU asset and leasehold improvements associated with the closure of our offices. The impairment of lease related assets is the result of an event that is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Content and related assets charge

The content and related assets charge represents a write off of certain content and related assets. The content and related assets charge is excluded from non-GAAP financial measures because it is the result of a discrete event that is not considered core-operating activities. Chegg believes that it is appropriate to exclude the content and related assets charge from non-GAAP financial measures because it enables the comparison of period-over-period operating results.

Gain on sale of equity investment

The gain on sale of equity investment represents a one-time event to record the sale of our equity investment in Sound Ventures. We believe that it is appropriate to exclude the gain from non-GAAP financial measure because it is the result of an event that is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Impairment of equity investment

The impairment of equity investment represents a one-time event to record an impairment charge on our equity investment. The impairment of equity investment is a non-cash expense and we believe the exclusion from non-GAAP financial measures provides investors with a better comparison of period-over-period results.

Gain on early extinguishment of debt

The difference between the carrying amount of early extinguished debt and the reacquisition price is excluded from management's assessment of our operating performance because management believes that these non-cash gains are not indicative of ongoing operating performance. Chegg believes that the exclusion of the gain on early extinguishment of debt provides investors with a better comparison of period-over-period operating results.

Loss contingency

We record a contingent liability for a loss contingency related to legal matters when a loss is both probable and reasonably estimable. The loss contingency is excluded from non-GAAP financial measures because they are the result of discrete events that are not considered core-operating activities. Chegg believes that it is appropriate to exclude the loss contingency from non-GAAP financial measures because it enables the comparison of period-over-period operating results.

Effect of shares for stock plan activity

The effect of shares for stock plan activity represents the dilutive impact of outstanding stock options, RSUs and PSUs, to the extent such shares are not already included in our weighted average shares outstanding.

Effect of shares related to convertible senior notes

The effect of shares related to convertible senior notes represents the dilutive impact of our convertible senior notes, to the extent such shares are not already included in our weighted average shares outstanding.

Free cash flow

Free cash flow represents net cash provided by operating activities adjusted for purchases of property and equipment. Chegg considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, which can then be used to, among other things, invest in Chegg's business and make strategic acquisitions. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in Chegg's cash balance for the period.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include, without limitation, that there continues to be a large market for the high-quality, proven, and differentiated learning expertise and experience that Chegg provides, that we will continue to enthusiastically serve this audience, our strategy and intent to extend our brand, tailor our products to customer needs and our ability to weather current and future business challenges, our strategy to expand our product set to offer unique solutions that increase the frequency of use and create clear and differentiated value for us, our strategy to profitably grow our skilling business with business-to-institution programs and other enterprise offerings, the expected timing, volume and nature of our existing securities repurchase program, the disintermediation of content sites like Chegg, the ability to achieve the expected benefits of the use of AI as part of our business operations, the impact of generative AI on our businesses, the speed, scale and potential impact of Google's AIOs, our litigation commenced against Google and its outcome, student adoption of generative AI products, our expectation that our new vendor-based commerce platform will reduce our costs, provide flexibility and allow us to move faster as we continue to evolve our pricing and packaging programs, our commitment to building and generating momentum with our brand, traffic, and product capabilities, that we will bring both audience expansion and acquisition efficiency, that our brand and product experiences are resilient, our ability to increase efficiency across the business and to manage our expenses prudently as the competitive landscape evolves, all statements about Chegg’s outlook under “Business Outlook”, including our Q1 2026 guidance, including total revenue, gross margin, and adjusted EBITDA, the time it will take to adjust to Chegg's new opportunity and see the benefits in our business results and our ability to transform Chegg's business, as well as those included in the investor presentation referenced above and those included in the “Prepared Remarks” sections above. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “endeavor,” “will,” “should,” “future,” “transition,” “outlook” and similar expressions, as they relate to Chegg, are intended to identify forward-looking statements. These statements are not guarantees of future performance, and are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the effects of AI technology on Chegg’s business and the economy generally; Chegg’s ability to retain existing learners on our learning platform in light of declining revenue and user traffic; Chegg's ability to innovate and offer new products and services in response to competitive technology and market developments, including generative AI; Chegg’s ability to diversify its revenue streams with business-to-institution programs and other enterprise offerings; the uncertainty surrounding the evolving educational landscape; enrollment and student behavior, including the impact of generative AI; Chegg’s ability to expand internationally; the efficacy of Chegg's marketing efforts; the efficacy of Chegg’s efforts to build and maintain strong brands and reputation; the success of Chegg’s new product offerings; competition in all aspects of Chegg’s business, including with respect to AI and Chegg's expectation that such competition will increase; the outcome of Chegg’s litigation against Google; Chegg’s ability to maintain its services and systems without interruption, including as a result of technical issues, cybersecurity threats, or cyber-attacks; third-party payment processing risks; adoption of government regulation of education unfavorable to Chegg; the rate of adoption of Chegg’s offerings; Chegg’s ability to strategically take advantage of new opportunities; competitive developments, including pricing pressures and other services; Chegg’s ability to build and expand its services offerings; Chegg’s ability to integrate acquired businesses and assets; the impact of seasonality and student behavior on the business; the outcome of any current litigation and investigations; misuse of Chegg’s platform and content; Chegg’s ability to effectively control operating costs; the impact and effectiveness of Chegg’s internal restructuring activities; regulatory changes, in particular concerning privacy, marketing, and education; changes in the education market, including as a result of AI technology; and general economic, political and industry conditions, including inflation, recession and war. All information provided in this release and in the conference call is as of the date hereof, and Chegg undertakes no duty to update this information except as required by law. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Chegg's most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission, which could cause actual results to differ materially from expectations.

CHEGG, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except for number of shares and par value)

	December 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$31,146	$161,475
Short-term investments	41,674	154,249
Accounts receivable, net of allowance of $156 and $190 at December 31, 2025 and December 31, 2024, respectively	15,604	23,641
Prepaid expenses	16,331	17,100
Other current assets	15,667	81,094
Total current assets	120,422	437,559
Long-term investments	12,392	212,650
Property and equipment, net	115,168	170,648
Intangible assets, net	6,041	10,347
Right of use assets	13,188	22,256
Other assets	9,613	15,491
Total assets	$276,824	$868,951
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$3,258	$15,159
Deferred revenue	29,675	39,217
Accrued liabilities	53,059	115,360
Current portion of convertible senior notes, net	53,765	358,605
Total current liabilities	139,757	528,341
Long-term liabilities
Convertible senior notes, net	—	127,344
Long-term operating lease liabilities	15,205	18,509
Other long-term liabilities	2,239	1,776
Total long-term liabilities	17,444	147,629
Total liabilities	157,201	675,970
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value – 10,000,000 shares authorized, no shares issued and outstanding at December 31, 2025 and December 31, 2024	—	—
Common stock, $0.001 par value – 400,000,000 shares authorized; 110,985,562 and 104,880,048 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	111	105
Additional paid-in capital	1,145,371	1,114,550
Accumulated other comprehensive loss	(32,997)	(32,233)
Accumulated deficit	(992,862)	(889,441)
Total stockholders’ equity	119,623	192,981
Total liabilities and stockholders’ equity	$276,824	$868,951

CHEGG, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Net revenues	$72,659	$143,484	$376,908	$617,574
Cost of revenues(1)	30,999	45,599	152,151	180,927
Gross profit	41,660	97,885	224,757	436,647
Operating expenses:
Research and development(1)	16,958	41,008	93,453	170,431
Sales and marketing(1)	14,140	27,901	68,754	108,329
General and administrative(1)	44,834	56,296	177,406	217,756
Impairment expense	—	—	2,000	677,239
Total operating expenses	75,932	125,205	341,613	1,173,755
Loss from operations	(34,272)	(27,320)	(116,856)	(737,108)
Interest expense, net and other income, net:
Interest expense, net	(41)	(631)	(590)	(2,590)
Other income, net	871	25,847	17,304	51,332
Total interest expense, net and other income, net	830	25,216	16,714	48,742
Loss before benefit from (provision for) income taxes	(33,442)	(2,104)	(100,142)	(688,366)
Benefit from (provision for) income taxes	639	(4,021)	(3,279)	(148,702)
Net loss	$(32,803)	$(6,125)	$(103,421)	$(837,068)
Net loss per share, basic and diluted	$(0.30)	$(0.06)	$(0.96)	$(8.10)
Weighted average shares used to compute net loss per share, basic and diluted	109,360	104,513	107,484	103,300

(1) Includes share-based compensation expense and restructuring charges as follows:

Share-based compensation expense:
Cost of revenues	$32	$336	$503	$1,786
Research and development	875	4,220	6,812	28,044
Sales and marketing	348	1,500	2,174	7,466
General and administrative	5,515	9,291	22,375	47,318
Total share-based compensation expense	$6,770	$15,347	$31,864	$84,614

Restructuring charges:
Cost of revenues	$443	$559	$2,099	$762
Research and development	5,073	8,478	15,376	11,387
Sales and marketing	2,559	1,724	4,793	2,630
General and administrative	12,490	5,002	29,271	9,824
Total restructuring charges	$20,565	$15,763	$51,539	$24,603

CHEGG, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended December 31,
	2025	2024	2023
Cash flows from operating activities
Net (loss) income	$(103,421)	$(837,068)	$18,180
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Share-based compensation expense	31,864	84,614	133,502
Depreciation and amortization expense	78,637	78,344	129,718
Deferred tax assets	1,011	143,319	26,575
Gain on early extinguishments of debt	(7,838)	(19,515)	(85,926)
Loss contingency	—	—	7,000
Impairment expense	2,000	677,239	3,600
Loss from write-offs of property and equipment	1,959	5,795	4,137
Amortization of debt issuance costs	500	2,147	3,156
Operating lease expense, net of accretion	3,641	5,864	6,079
Realized (gain) loss on sale of investments	(752)	27	2,106
Impairment of lease related assets	7,315	5,557	—
Impairment of equity investment	6,000	—	—
Other non-cash items	1,423	656	(1,228)
Change in assets and liabilities:
Accounts receivable	8,439	7,771	(7,799)
Prepaid expenses and other current assets	67,560	(41,732)	3,476
Other assets	358	1,130	10,829
Accounts payable	(9,660)	(12,376)	13,057
Deferred revenue	(10,677)	(15,885)	(1,585)
Accrued liabilities	(60,913)	47,103	(7,342)
Other liabilities	(1,956)	(7,785)	(11,337)
Net cash provided by operating activities	15,490	125,205	246,198
Cash flows from investing activities
Purchases of property and equipment	(28,123)	(74,953)	(83,052)
Proceeds from disposition of textbooks	—	—	9,787
Purchases of investments	(793)	(170,950)	(637,939)
Proceeds from sale of investments	181,158	70,077	394,533
Maturities of investments	130,055	171,671	597,197
Proceeds from sale of equity investments	—	15,500	—
Purchases of equity investments	—	—	(11,853)
Net cash provided by investing activities	282,297	11,345	268,673
Cash flows from financing activities
Proceeds from common stock issued under stock plans	590	2,636	4,165
Payment of taxes related to the net share settlement of equity awards	(2,600)	(9,239)	(16,440)
Repayment of convertible senior notes	(424,848)	(96,520)	(505,986)
Proceeds from exercise of convertible senior notes capped call	—	—	297
Payment of withholding tax	(1,621)	(3,450)	—
Repurchase of common stock	—	(2,569)	(334,806)
Net cash used in financing activities	(428,479)	(109,142)	(852,770)
Effect of exchange rate changes	(256)	(1,025)	21
Net (decrease) increase in cash, cash equivalents and restricted cash	(130,948)	26,383	(337,878)
Cash, cash equivalents and restricted cash, beginning of period	164,359	137,976	475,854
Cash, cash equivalents and restricted cash, end of period	$33,411	$164,359	$137,976

CHEGG, INC.
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Net loss	$(32,803)	$(6,125)	$(103,421)	$(837,068)
Depreciation and amortization expense	14,996	19,378	78,637	78,344
(Benefit from) provision for income taxes	(639)	4,021	3,279	148,702
Interest expense, net	41	631	590	2,590
EBITDA	(18,405)	17,905	(20,915)	(607,432)
Share-based compensation expense	6,770	15,347	31,864	84,614
Restructuring charges	20,565	15,763	51,539	24,603
Impairment of lease related assets	4,311	3,368	7,315	5,557
Loss contingency	—	6,900	7,500	12,000
Impairment of equity investment	—	—	6,000	—
Impairment expense	—	—	2,000	677,239
Content and related assets charge	522	2,937	522	3,666
Other income, net	(871)	(25,847)	(17,304)	(51,332)
Acquisition-related compensation costs	—	192	—	752
Adjusted EBITDA	$12,892	$36,565	$68,521	$149,667

CHEGG, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except percentages and per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Cost of revenues	$30,999	$45,599	$152,151	$180,927
Amortization of intangible assets	(1,077)	(1,077)	(4,307)	(8,713)
Restructuring charges	(443)	(559)	(2,099)	(762)
Content and related assets charge	(522)	(2,937)	(522)	(3,666)
Share-based compensation expense	(32)	(336)	(503)	(1,786)
Acquisition-related compensation costs	—	(5)	—	(21)
Non-GAAP cost of revenues	$28,925	$40,685	$144,720	$165,979

Gross profit	$41,660	$97,885	$224,757	$436,647
Amortization of intangible assets	1,077	1,077	4,307	8,713
Restructuring charges	443	559	2,099	762
Content and related assets charge	522	2,937	522	3,666
Share-based compensation expense	32	336	503	1,786
Acquisition-related compensation costs	—	5	—	21
Non-GAAP gross profit	$43,734	$102,799	$232,188	$451,595

Gross margin %	57%	68%	60%	71%
Non-GAAP gross margin %	60%	72%	62%	73%

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Operating expenses	$75,932	$125,205	$341,613	$1,173,755
Share-based compensation expense	(6,738)	(15,011)	(31,361)	(82,828)
Restructuring charges	(20,122)	(15,204)	(49,440)	(23,841)
Impairment of lease related assets	(4,311)	(3,368)	(7,315)	(5,557)
Loss contingency	—	(6,900)	(7,500)	(12,000)
Impairment expense	—	—	(2,000)	(677,239)
Impairment of equity investment	—	—	(6,000)	—
Amortization of intangible assets	—	—	—	(1,291)
Acquisition-related compensation costs	—	(187)	—	(731)
Non-GAAP operating expenses	$44,761	$84,535	$237,997	$370,268

Loss from operations	$(34,272)	$(27,320)	$(116,856)	$(737,108)
Share-based compensation expense	6,770	15,347	31,864	84,614
Restructuring charges	20,565	15,763	51,539	24,603
Impairment of lease related assets	4,311	3,368	7,315	5,557
Loss contingency	—	6,900	7,500	12,000
Impairment expense	—	—	2,000	677,239
Content and related assets charge	522	2,937	522	3,666
Amortization of intangible assets	1,077	1,077	4,307	10,004
Impairment of equity investment	—	—	6,000	—
Acquisition-related compensation costs	—	192	—	752
Non-GAAP (loss) income from operations	$(1,027)	$18,264	$(5,809)	$81,327

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Net loss	$(32,803)	$(6,125)	$(103,421)	$(837,068)
Share-based compensation expense	6,770	15,347	31,864	84,614
Restructuring charges	20,565	15,763	51,539	24,603
Loss contingency	—	6,900	7,500	12,000
Impairment of lease related assets	4,311	3,368	7,315	5,557
Gain on early extinguishment of debt	(478)	(19,515)	(7,838)	(19,515)
Income tax effect of non-GAAP adjustments	(690)	(1,442)	3,564	124,740
Amortization of intangible assets	1,077	1,077	4,307	10,004
Impairment expense	—	—	2,000	677,239
Content and related assets charge	522	2,937	522	3,666
Amortization of debt issuance costs	41	519	500	2,147
Impairment of equity investment	—	—	6,000	—
Gain on sale of equity investment	—	—	—	(3,783)
Acquisition-related compensation costs	—	192	—	752
Non-GAAP net (loss) income	$(685)	$19,021	$3,852	$84,956

Weighted average shares used to compute net loss per share, basic and diluted	109,360	104,513	107,484	103,300
Effect of shares for stock plan activity	—	297	1,660	1,019
Effect of shares related to convertible senior notes	—	9,234	2,069	9,234
Non-GAAP weighted average shares used to compute non-GAAP net (loss) income per share, basic and diluted	109,360	114,044	111,213	113,553

Net loss per share	$(0.30)	$(0.06)	$(0.96)	$(8.10)
Adjustments	0.29	0.23	0.99	8.85
Non-GAAP net (loss) income per share	$(0.01)	$0.17	$0.03	$0.75

CHEGG, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(in thousands)

	Years Ended December 31,
	2025	2024
Net cash provided by operating activities	$15,490	$125,205
Purchases of property and equipment	(28,123)	(74,953)
Free cash flow	$(12,633)	$50,252

CHEGG, INC.
SELECTED QUARTERLY FINANCIAL DATA
(in thousands)
(unaudited)

	Three Months Ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025
Chegg Skilling	$16,135	$17,217	$17,583	$17,719
Academic Services	105,252	87,903	60,159	54,940
Total net revenues	$121,387	$105,120	$77,742	$72,659

Gross profit	67,414	69,642	46,041	41,660
Loss from operations	(29,002)	(36,458)	(17,124)	(34,272)
Net loss	(17,484)	(35,663)	(17,471)	(32,803)
Weighted average shares used to compute net loss per share, basic and diluted	105,159	106,908	108,450	109,360
Net loss per share, basic and diluted	$(0.17)	$(0.33)	$(0.16)	$(0.30)

	Three Months Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024
Chegg Skilling	$20,358	$18,887	$18,755	$15,960
Academic Services	153,992	144,260	117,838	127,524
Total net revenues	$174,350	$163,147	$136,593	$143,484

Gross profit	127,853	117,736	93,173	97,885
Loss from operations	(2,491)	(485,007)	(222,290)	(27,320)
Net loss	(1,420)	(616,884)	(212,639)	(6,125)
Weighted average shares used to compute net loss per share, basic and diluted	102,343	102,604	103,723	104,513
Net loss per share, basic and diluted	$(0.01)	$(6.01)	$(2.05)	$(0.06)

CHEGG, INC.
RECONCILIATION OF FORWARD-LOOKING NET LOSS TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

Three Months Ending March 31, 2026
Net loss	$(7,700)
Depreciation and amortization expense	14,000
Provision for income taxes	600
EBITDA	6,900
Share-based compensation expense	2,900
Restructuring charges	2,500
Other income, net	(800)
Adjusted EBITDA	$11,500

* Adjusted EBITDA guidance for the three months ending March 31, 2026 represents the midpoint of the range of $11 million to $12 million.